EXHIBIT 99.1 Press Release, dated September 13, 2010, issued by Duoyuan Printing, Inc.
Duoyuan Printing Announces Management Reorganization and Change of Auditor
BEIJING, September 13, 2010 – Duoyuan Printing, Inc. (NYSE: DYP) (“Duoyuan Printing” or the “Company”), a leading offset printing equipment supplier in China, today announced several management changes as well as the dismissal of Deloitte Touche Tohmatsu CPA Ltd.(“Deloitte”) as its independent registered public accounting firm. The Company is currently in discussion with an auditing firm to replace Deloitte.
Effective immediately, Mr. Xiqing Diao has been appointed Duoyuan Printing’s CEO. Previously the Company’s COO, Mr. Diao has been with the Company since 2005 and served as interim CEO in 2009. Ms. Baiyun Sun has been appointed CFO. Ms. Sun has been with Duoyuan Printing since 1994 previously serving as the Company’s controller. Mr. Wenzhong Liu, previously vice president of sales and marketing, has been appointed COO and Mr. Lianjun Cai, a Company director, has been appointed chairman of the audit committee.
Immediately subsequent to the Company’s termination of Deloitte, Mr. William Suh resigned as Duoyuan Printing’s CFO and Mr. Christopher Holbert resigned as Duoyuan Printing’s CEO. Mr Holbert will remain with the Company as vice president of international markets. Mr. James Zhang resigned as director and chairman of the audit committee and Ms. Naoko Hatakeyama and the Honorable Paula J. Dobriansky also subsequently resigned as directors. Mr. Xiqing Diao has also resigned as a director in order to maintain the required proportion of independent directors on Duoyuan Printing’s board.
Duoyuan Printing’s Chairman Mr. Wenhua Guo stated, “The audit committee’s decision to change auditing firms was based on its desire to resolve open issues and file our 10-K on a timely basis. We will work closely with our new auditors to address the open issues aired by Deloitte. We believe that our several internal reassignments are the best way to move the company forward and complete our annual audit. We believe we now have the right people in important roles to execute the company’s business strategy and to meet our current reporting obligations.”
Additional information about these developments will be filed with the SEC on Form 8-K.
The Company will hold a conference call to discuss these developments with investors on Wednesday September 15, 2010 at 8am ET (8pm Beijing/ Hong Kong time). Dial in details will be circulated prior to the call.
About Duoyuan Printing
Duoyuan Printing (NYSE: DYP) is a leading manufacturer of commercial offset printing presses in China. The Company combines technical innovation and precision engineering to offer a broad range of printing equipment and solutions. Duoyuan Printing has manufacturing and research and development facilities in Langfang, Hebei Province and Shaoyang, Hunan Province in addition to a distribution and service network with over 85 distributors that operate in over 65 cities and 28 provinces in China. Headquartered in Beijing, the Company is one of the largest non-government owned major offset printing equipment and solutions providers in China. For further information, please visit Duoyuan Printing’s website http://www.duoyuan.com .

Safe Harbor Statement
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks, uncertainties and assumptions. All statements other than statements of historical fact in this press release are forward-looking statements, including but not limited to, the effectiveness of our new management team, our ability to meet our current public reporting obligations or our ability to retain another accounting firm as our independent registered public accounting firm to meet our filing obligations within the stated timeframe or at all. These forward-looking statements are based on management’s current expectations, assumptions, estimates and projections about the Company, but involve a number of unknown risks and uncertainties, including, without limitation, the willingness of another accounting firm to accept the engagement, whether we will complete our audit on a timely basis, whether we can improve our internal controls over financial reporting, the possibility of becoming the target of civil litigation and regulatory investigation and other risk factors detailed in our Annual Report on Form 10-K for the fiscal year ended June 30, 2009 and in our subsequent reports on Form 10-Q filed with the Securities and Exchange Commission and available at http://www.sec.gov. The Company undertakes no obligation to update forward-looking statements to reflect subsequent occurring events or circumstances, or changes in its expectations, except as may be required by law. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and actual results may differ materially from the anticipated results. You are urged to consider these factors carefully in evaluating the forward-looking statements contained herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by these cautionary statements.
For investor enquiries please email ir@duoyuan.com